                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 NORSTAN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                  NORSTAN LOGO

                             605 NORTH HIGHWAY 169
                           PLYMOUTH, MINNESOTA 55441
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 24, 1998
                            ------------------------

TO THE SHAREHOLDERS OF NORSTAN, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Norstan, Inc., a Minnesota corporation, will be held on Thursday, September 24, 1998, at 2:00 p.m., at 605 North Highway 169, Eleventh Floor, Plymouth, MN 55441, for the following purposes:

          1. To elect seven directors.

          2. To approve an amendment to the Company's 1995 Long-Term Incentive Plan to increase the number of shares of the Company's common stock issuable thereunder from 1,200,000 to 2,400,000 shares.

          3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending April 30, 1999.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 31, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     Each of you is invited and urged to attend the Annual Meeting in person if possible. Whether or not you are able to attend in person, you are requested to date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience.

                                          By Order of the Board of Directors

                                          /s/ NEIL I. SELL
                                          NEIL I. SELL, Secretary

August 21, 1998

                                PROXY STATEMENT

                     FOR ANNUAL MEETING OF SHAREHOLDERS OF

                                 NORSTAN, INC.
                             605 NORTH HIGHWAY 169
                           PLYMOUTH, MINNESOTA 55441

                         TO BE HELD SEPTEMBER 24, 1998

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Norstan, Inc. (the "Company") for use at the Annual Meeting of shareholders on September 24, 1998, and any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy will first be sent or given to shareholders is August 21, 1998.

     The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                         VOTING AND REVOCATION OF PROXY

     Only shareholders of record at the close of business on July 31, 1998, are entitled to notice of and to vote at the meeting. Each share so held entitles the holder to one vote upon each matter to be voted upon. On July 31, 1998, the Company had outstanding 10,572,781 shares of common stock. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

     All shares represented by proxies which have been properly executed and returned will be voted at the meeting. Where a specification is made by the shareholder as provided in the form of proxy, the shares will be voted in accordance with such specification. If no specification is made, the shares will be voted (i) FOR the election of the nominees for directors named in this Proxy Statement, (ii) FOR the amendment to the Company's 1995 Long-Term Incentive Plan to increase the authorized number of shares of common stock issuable thereunder from 1,200,000 to 2,400,000 shares, and (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending April 30, 1999.

     Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the Secretary of the Company, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine if a quorum is present. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

                             ELECTION OF DIRECTORS

     The property, affairs and business of the Company are managed under the direction of the Board of Directors. The bylaws of the Company provide that the number of directors shall be not less than three nor more than fifteen, with the number to be determined by the Board of Directors. The Board of Directors has fixed the number of directors at seven for the ensuing year, and seven directors will be elected at the Annual Meeting for a term of one year. Each of the nominees named below is now a director of the Company and has served continuously as a director of the Company since the year indicated. All nominees have indicated a willingness to serve if elected.

     All shares represented by proxies which have been properly executed and returned will be voted for the election of the seven nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as may be selected in accordance with the best judgment of the proxy holders named therein. The Board of Directors knows of no reason to anticipate that any of the nominees named herein will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting.

                                                                                                DIRECTOR
      NAME OF DIRECTOR NOMINEE                      POSITION WITH THE COMPANY             AGE    SINCE
      ------------------------                      -------------------------             ---   --------
Paul Baszucki........................    Chairman of the Board and Director               58      1975
David R. Richard.....................    President, Chief Executive Officer and Director  56      1997
Richard Cohen........................    Vice Chairman of the Board and Director          54      1971
Constance M. Levi....................    Director                                         58      1993
Gerald D. Pint.......................    Director                                         62      1983
Dr. Jagdish N. Sheth.................    Director                                         59      1995
Herbert F. Trader....................    Director                                         61      1983

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                       INFORMATION CONCERNING DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

DIRECTORS AND NOMINEES

     Certain information concerning the directors and nominees of the Company is set forth below.

     PAUL BASZUCKI has been Chairman of the Board of the Company since May 1997 and has served as a director since 1975. He was the Chief Executive Officer of the Company from 1986 to May 1997. Mr. Baszucki was Co-Chairman of the Board of Directors of the Company from June 1995 to May 1997 and Vice Chairman of the Board of Directors of the Company from 1987 to June 1995. He served as President and Chief Operating Officer of the Company from 1984 to 1987. Prior to 1984, Mr. Baszucki was Chief Executive Officer of Norstan Communications, Inc. Mr. Baszucki is also a director of Washington Scientific Industries, Inc. and G & K Services, Inc.

     DAVID R. RICHARD has been President and Chief Executive Officer of the Company since May 1997 and has served as a director since September 1997. From January 1996 to May 1997, Mr. Richard was employed as General Manager of Services for IBM North America and from April 1992 to January 1996, Mr. Richard served as General Manager of the Southwestern Area for IBM.

     RICHARD COHEN has been Vice Chairman of the Board of the Company since 1984 and has served as a director since 1971. Mr. Cohen served as the Company's Treasurer from 1971 to June 1997 and as Chief Financial Officer of the Company from May 1991 to June 1997.

     CONSTANCE M. LEVI has served as a director since 1993. She was President of the Greater Minneapolis Chamber of Commerce from August 1988 until her retirement in 1994. Ms. Levi is a Trustee of the Lutheran Brotherhood Family of Funds. Ms. Levi was formerly the chairperson of Hamline University Board, Chair of the Ethics Division of the Amdahl Commission and Majority Leader of the Minnesota House of Representatives. Ms. Levi has served as a director or member of numerous governmental, public service, and nonprofit boards and organizations.

     GERALD D. PINT has served as a director since 1983. Since 1993, he has been a telecommunications consultant. He was the Group Vice President for the Telecom Systems Group of 3M from 1989 until his retirement from 3M in 1993. Mr. Pint was Group Vice President for ElectroTelecommunications Group of 3M Company from 1982 to 1989. Mr. Pint is also a director of Inventronics, Ltd. and Communications Systems, Inc.

     DR. JAGDISH N. SHETH has served as a director since 1995. He has been the Charles H. Kellstadt Professor of Marketing in the Goizueta Business School, Emory University since 1991. Prior to Dr. Sheth's present position, he was the Robert E. Brooker Professor of Marketing at the University of Southern California (7 years), the Walter H. Stellner Distinguished Professor of Marketing at the University of Illinois (15 years), and on the faculty of Columbia University (5 years), as well as the Massachusetts Institute of Technology (2 years). Dr. Sheth is nationally and internationally known for his scholarly contributions in Marketing, Customer Satisfaction, Global Competition, and Strategic Thinking.

     HERBERT F. TRADER has served as a director since 1983. Mr. Trader has been a consultant specializing in international marketing and management and telecommunication delivered computer services since 1995. From January 1991 to January 1995, Mr. Trader was Vice President and Director, International Programs of William C. Norris Institute, a nonprofit corporation which promotes the use of computer technology to enhance education and information exchange on an international level. From 1987 to January 1991, Mr. Trader served as Vice President, Training and Education Group for Control Data Corporation, a computer company. Mr. Trader was President of Business Development Group for Control Data Corporation from 1985 to 1987.

     The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which any person has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

BOARD ACTIONS AND COMMITTEES

     During the fiscal year ended April 30, 1998, the Company's Board of Directors met four times and took action by written consent six times. All of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the board on which he or she served.

     The Board of Directors has an Audit Committee, consisting of two non-employee directors, Constance M. Levi and Herbert F. Trader. The Audit Committee, which met on four occasions during the fiscal year ended April 30, 1998, reviews and reports to the Board with respect to various auditing and accounting matters, including the engagement of independent auditors, the scope of audit procedures, and the adequacy of internal accounting controls.

     The Board of Directors has a Compensation and Stock Option Committee, consisting of two non-employee directors, Gerald D. Pint and Jagdish Sheth. The Compensation and Stock Option Committee, which met once and acted through written consent five times during the fiscal year ended April 30, 1998, grants stock options and other awards, reviews salary levels, bonuses and other matters and makes recommendations to the Board of Directors in connection therewith.

     The Board of Directors does not have a nominating committee.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual retainer fee of $12,000 payable in shares of the Company's common stock. Non-employee directors also receive a per meeting fee of $1,500 for each Board of Directors' meeting attended. Employee directors do not receive any fees for serving on the Board or on any Board committee. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board and committee meetings.

     The Company has maintained a directors' stock option plan for non-employee directors since 1986. In 1995, the Restated Non-Employee Directors' Stock Plan ("Restated Directors' Plan") was approved by the shareholders. Under the Restated Directors' Plan, each director of the Company who was not an employee of the Company or a subsidiary receives a 20,000 share option upon his or her initial election as a director. The exercise price of the option is equal to the market price on the date of grant. The Restated Directors' Plan provides that options become exercisable in installments over a four-year period. If a person ceases to be a director, he or she may exercise the option within two years after ceasing to be a director to the extent it is otherwise exercisable at the date of termination. A total of 292,000 shares have been reserved for issuance under the Restated Directors' Plan.

     In September 1997, each non-employee director received an option grant covering 5,000 shares of the Company's common stock, except for Dr. Sheth, who received a grant covering 3,000 shares. These options vest at the rate of 20 percent per year, commencing on the date of grant, except that the option granted to Dr. Sheth vests over a three year period, beginning in the third year after the date of grant.

     The Company intends to annually grant options to purchase 2,000 shares of its common stock to each of its non-employee directors, commencing in the year ending April 30, 1999.

     As of July 31, 1998, options to purchase 65,500 shares were outstanding under the Restated Directors' Plan and 92,060 shares are available for grant.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Certain information concerning current executive officers of the Company who are not directors is set forth below.

                                                                                              EXECUTIVE
                                                                                               OFFICER
    NAME OF EXECUTIVE                      POSITIONS WITH THE COMPANY                  AGE      SINCE
    -----------------                      --------------------------                  ---    ---------
Kevin E. Paulsen.........    Executive Vice President of Global Services               43      1997
Kenneth S. MacKenzie.....    Executive Vice President and Chief Financial Officer      57      1997
James J. Radabaugh.......    Executive Vice President of Communications Solutions      51      1992
Roger D. Van Beusekom....    Executive Vice President of Financial Services            59      1996

     KEVIN E. PAULSEN has served as Executive Vice President of Global Services since August 1997. From 1977 to 1997, Mr. Paulsen was employed by IBM. During the period from August 1996 to August 1997, Mr. Paulsen served as Vice President of Integration Services of IBM Global Services for IBM's Midwestern Area. From January 1995 to July 1996, Mr. Paulsen was director of Integration Services for the Texas and Louisiana territories of IBM Global Services. During 1994, he was Business Operations Executive for Consulting and systems Integration for IBM's Southwestern Area. During 1993, Mr. Paulsen was Business Unit Executive for IBM's Consulting Services for Texas general business accounts, and from January 1991 through December 1992, Mr. Paulsen was the Business Planning Manager for IBM's Southwestern Area.

     KENNETH S. MACKENZIE has been Executive Vice President and Chief Financial Officer of the Company since June 1997. From March 1996 to June 1997, Mr. MacKenzie served as Vice President of Strategic Alliances of Manpower Inc., an employment services organization. From December 1995 to March 1996, Mr. MacKenzie served as Vice President of McKesson Drug Co., a distributor of drugs and toiletries. From December 1994 to December 1995, Mr. MacKenzie was Director of Managed Services of Manpower Inc. From August 1992 to December 1994, Mr. MacKenzie was General Manager of Tascor, an outsourcing services organization. From April 1990 to August 1992, he was Chief Financial Officer of Eduquest, an IBM educational business unit.

     JAMES J. RADABAUGH has been Executive Vice President of Communications Solutions since May 1996. Mr. Radabaugh has been employed by Norstan since 1990, serving in a variety of capacities, including operations, customer services and field support. Prior to 1990, Mr. Radabaugh was employed by ROLM Corporation in various management positions.

     ROGER D. VAN BEUSEKOM has been Executive Vice President of Financial Services since February 1996. Mr. Van Beusekom served in various managerial capacities with Financial Services from 1986 to 1992.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee ("Committee") of the Board of Directors is composed entirely of non-employee directors. The Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. Further, the Committee annually reviews and makes recommendations to the Board of Directors concerning the compensation to be paid to the executive officers who are also directors. The base salaries and bonus formulas for Messrs. Baszucki, Cohen and Richard were determined by the Board of Directors acting on the recommendations of the Committee. Messrs. Baszucki and Richard annually review and establish the base salaries and bonus formulas for all other executive officers who are not directors of the Company.

     The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) performance based bonuses, (c) stock options, (d) restricted stock grants and (e) other awards.

     The Company's executive compensation philosophy is to link executive compensation directly to earnings performance and therefore to increases in shareholder value. The objectives of the Company's executive compensation program are to:

     - Support the achievement of desired Company earnings performance.

     - Provide compensation that enables the Company to attract and retain key executives.

     - Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of the executives with the interests of the shareholders.

     The Company's executive officers are eligible for annual cash bonuses under a performance bonus program. The program provides for the establishment of various annual performance goals which, if achieved, result in the payment of cash compensation to participants for that year over and above their base salary. The program is intended to focus management attention on key business goals and to reward superior performance. Goals under the program generally include corporate performance objectives and business unit performance objectives. The target level of pretax earnings is assigned a significantly greater weight than the aggregate weight assigned to all remaining factors. At the beginning of the fiscal year ended April 30, 1998, performance goals for purposes of determining annual incentive compensation were determined based on strategic and financial measurements including a target level of pretax earnings. For fiscal 1998, the Company's executive officers were eligible to receive a specified percentage of their base salary as a bonus payable upon achievement of established Company, group and/or individual performance goals.

Long-Term Compensation Program

     The Norstan, Inc. 1995 Long-Term Incentive Plan (the "1995 Plan") provides for grants of stock options, restricted stock grants, stock appreciation rights, performance awards and other stock based awards. Through stock grants and awards under the 1995 Plan, executives will receive significant equity opportunity which provides an incentive to build long-term stockholder value.

Stock Options and Restricted Stock Awards

     Stock options reward and encourage effective leadership that contributes to the Company's long-term financial success, as measured by an appreciation in its stock price. Stock options only have value for the executives when the price of the Company's stock appreciates in value from the date the stock options are granted. All stockholders will benefit from such increases in the Company's stock price.

     Executives are considered for stock option grants consistent with the Company's goal to include in total compensation a long-term equity interest for executives. This also provides a greater opportunity for reward when long-term performance is consistently achieved. Generally, stock options are granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant, have ten-year terms, and have exercise restrictions which lapse over a three to five year period. The restricted stock awards generally have restrictions which lapse over a three to five year period. The annual bonus and long-term incentives introduce considerable risk to the total executive compensation package. These elements are variable, may fluctuate significantly from year to year and are directly tied to Company performance.

Chief Executive Officer Compensation

     The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Committee with Board approval. The compensation for David Richard, the Company's Chief Executive Officer during fiscal 1998, was determined by using a process and philosophy similar to that used for other executive officers. The Committee considers its members' views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Richard's performance and contributions to the Company, recommending a salary and performance bonus formula for the Board of Directors' approval. For fiscal 1998, he received a bonus equal to 62 percent of his base salary, which was primarily based on achieving a target level of pretax earnings but also included strategic goals. The Committee believes

Mr. Richard has managed the Company well in a challenging business climate and has achieved significantly better results than other companies in the industry.

Compensation Committee Interlocks and Insider Participation

     There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board of Directors, or its Compensation and Stock Option Committee.

General

     The Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the deductibility of annual executive compensation in excess of $1,000,000. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers in the near future.

     The purpose of this report is to inform shareholders of the responsibilities and the philosophy of the Committee with respect to executive compensation. Neither this report nor the Performance Graph are intended to be used for any other purpose or to be incorporated by reference in any of the Company's past or future filings with the Securities and Exchange Commission.

August 15, 1998                           Compensation and Stock Option
                                          Committee
                                          Gerald D. Pint
                                          Dr. Jagdish N. Sheth

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Each of Messrs. Baszucki, Richard and Cohen (the "Executives") has entered into an employment agreement with the Company (collectively, the "Agreements"). Each of the Agreements expires on April 30, 1999, subject to automatic renewal for an additional 24 month period each May 1, unless the Company provides the Executive with prior written notice to the contrary. The Agreements provide that Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the Company for its executive officers. In the event of death or other termination of employment without "cause" (as defined in the Agreements) during the term of the Agreements, each Executive is entitled to receive his base salary for a period of 12 months thereafter. Current base salaries are $308,700, $275,000 and $183,750, respectively, for Messrs. Baszucki, Richard and Cohen. Each Agreement also contains a provision designed to encourage the Executive to carry out his employment duties in the event of a change of control (as defined below). Such provisions state that upon a change of control, the Executive's period of employment under the Agreement is automatically extended to the date that is 36 months from the date of the change in control. In addition, if after a change in control the Executive's employment is terminated by the Company without cause or by the Executive within 18 months after the change in control or by him during the term of the Agreement as a result of (i) changes in his duties, compensation, benefits or work location,
(ii) a risk of mental or physical illness posed by contractual performance of his duties, or (iii) "good reason" (as defined in the Agreement), the Executive will receive as compensation twice his annual salary and incentive payment, the vesting of all shares of restricted stock, performance awards, stock appreciation rights and stock options and certain other benefits.

     A "change in control" is deemed to occur when and if (i) any person (1) makes a tender offer for the Company's common stock pursuant to which shares of the Company are purchased or (2) acquires at least 20 percent of Company's stock or (ii) the shareholders of the Company approve a plan of merger or consolidation or to sell substantially all the assets of the Company or to liquidate the Company or (iii) a majority of the Board of Directors become individuals other than "Continuing Directors" (as defined in the agreements).

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company as of April 30, 1998, whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                                 ANNUAL            -----------------------------
                                             COMPENSATION(1)       SECURITIES      RESTRICTED
                                FISCAL    ---------------------    UNDERLYING         STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY($)    BONUS($)     OPTIONS      AWARDS($)(2)(3)    COMPENSATION($)(4)
---------------------------     ------    ---------    --------    ----------    ---------------    ------------------
Paul Baszucki...............     1998      308,700     197,108       25,000              --               14,232
Chairman and Director            1997      308,700     165,926           --          91,500               13,579
                                 1996      294,000     205,800           --              --               12,728
Richard Cohen...............     1998      183,750     117,327       15,000              --                7,993
Vice Chairman and Director       1997      183,750      98,766           --          91,500                7,595
                                 1996      175,000     122,500           --              --                7,002
David R. Richard............     1998      275,000     169,167       80,000         283,750                4,206
President and Chief
  Executive
Officer
James J. Radabaugh..........     1998      216,000      87,345       25,000          70,625                4,750
Executive Vice President,        1997      180,000     105,922       25,000              --                4,500
Communications Solutions         1996      130,500      85,755       20,000              --                4,050
Roger D. Van Beusekom.......     1998      136,515      99,826       15,000              --                4,750
Executive Vice President,        1997      131,264      98,448       15,000              --                4,500
Financial Services               1996      117,200      87,900           --                                4,050

-------------------------
(1) As permitted by the Securities and Exchange Commission's rules regarding disclosure of executive compensation in proxy statements, this table excludes perquisites and other personal benefits for the named executive officer if the total cost thereof did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer for each of those years.

(2) Restricted stock becomes vested in three to five equal annual installments. The first installment becomes vested one year from the date of grant. Any dividends declared on the Company's common stock will be paid on all shares of restricted stock granted under the 1995 Long-Term Incentive Plan.

(3) As of April 30, 1998, Messrs. Richard and Radabaugh held 20,000 and 5,000 shares, respectively, of restricted common stock of the Company, all subject to risk of forfeiture which, on such date, had an aggregate market value of $600,000. The aggregate restricted stock holdings for named executive officers at the end of the fiscal year were 37,000 shares of common stock with an aggregate market value of $888,000, based on the closing price of a share of common stock of $24.00 on the NASDAQ National Market System at fiscal year-end.

(4) All Other Compensation reported represents: (i) Company contributions to the 401(k) Plan of $4,750 for each executive officer except Mr. Richard, for whom the Company contributed $4,206, and (ii) payments for executive disability insurance premiums as follows: Mr. Baszucki, $9,482; and Mr. Cohen, $3,243.

STOCK OPTIONS

     The following tables provide certain information with respect to stock options granted and stock options exercised in fiscal 1998 by the named executive officers and the value of such officers' unexercised options at April 30, 1998.

                                                   INDIVIDUAL GRANTS(1)                      POTENTIAL REALIZABLE
                                  -------------------------------------------------------      VALUE OF ASSUMED
                                  NUMBER OF    PERCENTAGE OF                                 ANNUAL RATES OF STOCK
                                  SECURITIES   TOTAL OPTIONS                                PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE OR                     OPTION TERM(4)
                                    OPTION      EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
NAME                              GRANTED(2)    FISCAL YEAR     ($/SHARE)(3)      DATE        5%($)       10%($)
----                              ----------   -------------    ------------   ----------     -----       ------
Paul Baszucki...................    25,000           3.9%          20.06        9-26-07      315,375       799,250
Richard Cohen...................    15,000           2.3           20.06        9-26-07      189,225       479,550
David R. Richard................    80,000          12.4           14.19        5-01-07      713,800     1,809,000
James J. Radabaugh..............    25,000           3.9           17.50        8-04-07      275,150       697,250
Roger D. Van Beusekom...........    15,000           2.3           17.50        8-04-07      165,085       418,357

-------------------------
(1) No SAR grants were made in the last fiscal year.

(2) The options become exercisable with respect to 20 percent of the shares one year after the date of grant and an additional 20 percent of the shares becomes exercisable on the same date of each of the four succeeding years.

(3) The options were granted at 100 percent of the fair market value on the date of grant. The optionee may satisfy the exercise price by submitting cash or, at the discretion of the Compensation and Stock Option Committee, shares of common stock.

(4) The dollar amounts in these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's common stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons as of the end of the last fiscal year.

                                                                                              VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  SHARES                        OPTIONS AT FY-END (#)              FY-END ($)
                               ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                           EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------   ------------   -----------   -------------   -----------   -------------
Paul Baszucki................      --             --               --         25,000              --         98,438
Richard Cohen................      --             --               --         15,000              --         59,063
David R. Richard.............      --             --           20,000         60,000         196,250        588,750
James J. Radabaugh...........      --             --           13,000         57,000         141,960        487,940
Roger D. Van Beusekom........      --             --            3,000         27,000          27,000        205,500

PERFORMANCE GRAPH

     The following performance graph compares cumulative total shareholder returns on the Company's common stock over the last five fiscal years, ended April 30, 1998, with the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Non-Financial Stock Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                 NORSTAN, INC.

                                                                         NASDAQ         NASDAQ NON-
                                                                         STOCK           FINANCIAL
               MEASUREMENT PERIOD                                      MARKET (US        STOCKS (US
             (FISCAL YEAR COVERED)                 NORSTRAN, INC.      COMPANIES)        & FOREIGN)
04/30/93                                                     100.0             100.0             100.0
04/29/94                                                     116.1             111.3             111.8
04/28/95                                                     160.7             129.4             129.9
04/30/96                                                     192.9             184.4             185.6
04/30/97                                                     200.0             195.2             188.7
04/30/98                                                     342.9             292.2             279.4

                 BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

     The following table sets forth information as of July 27, 1998 (except as otherwise noted), regarding the beneficial ownership of the common stock of the Company, its only class of equity security outstanding, by each director or nominee for director of the Company, by each current executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and current executive officers as a group, and by each person (including any "group" as that term is used in section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known by the Company to be the beneficial owner of more than five percent of the common stock of the
Company:

                                                               AMOUNT AND NATURE OF       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)   OUTSTANDING(2)
------------------------------------                          -----------------------   --------------
Directors, nominees and executive officers:
  Paul Baszucki.............................................          401,313(3)              3.8
  Richard Cohen.............................................          512,755(4)              4.9
  David R. Richard..........................................           55,246(5)            *
  James J. Radabaugh........................................           38,767(6)            *
  Roger D. Van Buesekom.....................................           78,033(7)            *
  Dr. Jagdish N. Sheth......................................           18,110(8)            *
  Herbert F. Trader.........................................           27,210(9)            *
  Constance M. Levi.........................................           23,510(10)           *
  Gerald D. Pint............................................           17,610(11)           *
All directors, nominees and executive officers as a group
  (11 persons, including those named above).................        1,186,558(12)            11.1
Other beneficial owners:
  Heartland Advisors, Inc. .................................          828,400(13)             7.8
  790 North Milwaukee Street
  Milwaukee, WI 53202
  David L. Babson & Company, Incorporated...................          766,600(14)             7.3
  One Memorial Drive
  Cambridge, MA 02142
  US Bancorp................................................          608,056(15)             5.8
  601 Second Avenue South
  Minneapolis, MN 55402

-------------------------
  *  Less than one percent

 (1) Each person has sole voting and sole dispositive powers with respect to the outstanding shares held by the indicated person, except as otherwise noted.

 (2) Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which would be issuable within 60 days if stock options held by the indicated person were exercised.

 (3) Includes 570 shares owned by Mr. Baszucki's spouse and 14,000 shares owned by a family foundation with respect to which Mr. Baszucki serves as trustee. Mr. Baszucki disclaims beneficial ownership of all such shares. Also includes 5,000 shares issuable to Mr. Baszucki upon exercise of options exercisable within 60 days.

 (4) Includes 25,646 shares owned by Mr. Cohen's spouse, 107,556 shares held by Mr. Cohen in his capacity as custodian for minor children and 247,748 shares owned by various trusts and foundations with respect to which Mr. Cohen serves as trustee. Mr. Cohen disclaims beneficial ownership of all such shares. Also includes 3,000 shares issuable to Mr. Cohen upon exercise of options exercisable within 60 days.

 (5) Includes 32,000 shares issuable to Mr. Richard upon exercise of options exercisable within 60 days.

 (6) Includes 27,000 shares issuable to Mr. Radebaugh upon exercise of options exercisable within 60 days.

 (7) Includes 20,000 shares held by a trust with respect to which Mr. Van Beusekom serves as trustee. Also includes 9,000 shares issuable to Mr. Van Beusekom upon exercise of options exercisable within 60 days.

 (8) Includes 16,000 shares issuable to Dr. Sheth upon exercise of options exercisable within 60 days.

 (9) Includes 1,000 shares issuable to Mr. Trader upon exercise of options exercisable within 60 days.

(10) Includes 21,000 shares issuable to Ms. Levi upon exercise of options exercisable within 60 days.

(11) Includes 1,000 shares issuable to Mr. Pint upon exercise of options exercisable within 60 days.

(12) Includes 123,000 shares issuable to the Company's officers and directors pursuant to the exercise of options held by them and exercisable within the next 60 days.

(13) According to a Schedule 13G dated January 29, 1998, and filed with the Securities and Exchange Commission, Heartland Advisors, Inc. has sole dispositive power with respect to all such shares and sole voting power over 791,200 shares.

(14) According to a Schedule 13G dated January 15, 1998, and filed with the Securities and Exchange Commission, David L. Babson & Company, Inc. has sole voting power and sole dispositive power with respect to all such shares.

(15) A Schedule 13G dated February 9, 1998 and filed by US Bancorp with the Securities and Exchange Commission states that US Bancorp has sole voting power with respect to all such shares, shared voting power with respect to 710 of such shares and sole dispositive power with respect to 593,846 shares.

           PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                   RESERVED FOR ISSUANCE UNDER THE COMPANY'S
                         1995 LONG-TERM INCENTIVE PLAN

     On September 20, 1995, the shareholders of the Company approved the Company's 1995 Long-Term Incentive Plan covering up to 1,200,000 shares of common stock. The Company's Board of Directors has approved, subject to shareholder ratification, an amendment to the Plan increasing the number of shares of common stock issuable thereunder by an additional 1,200,000 shares. In June 1998, the Company granted awards of options and shares of restricted stock covering 535,500 shares of common stock, of which approximately 244,000 are contingent upon shareholder approval of the proposed Plan amendment.

     The brief summary of the Plan which follows is qualified in its entirety to the complete text, a copy of which is attached to this Proxy Statement as Exhibit A.

     The Board of Directors believes that stock grants and awards have been, and will continue to be, an important compensation element in attracting and retaining key personnel. The objectives of the 1995 Plan are to aid the Company in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

     The 1995 Plan permits the granting of stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards to employees of the Company or its subsidiaries and to consultants or advisors providing bonafide services to the Company or its subsidiaries. Non-employee directors are not eligible for awards under the 1995 Plan.

     The 1995 Plan is administered by the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") which has the authority and discretion to designate participants, determine the time at which awards shall be granted, set the period and terms and conditions under which each award becomes exercisable, and make any other determinations which are necessary or advisable for the administration of the 1995 Plan. The Committee consists of two non-employee directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Participants may receive more than one award under the 1995 Plan.

     Stock options granted under the 1995 Plan may be either incentive stock options ("Incentive Stock Options") subject to certain limitations and restrictions with the intent that such options will qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify as Incentive Stock Options under such statutory provisions ("Nonqualified Stock Options").

     The exercise price per share under any stock option, the grant price of any stock appreciation right ("SAR"), and the purchase price of any security which may be purchased under any other stock-based award may not be less than 100 percent of the fair market value of the Company's common stock on the date of the grant of such option, SAR or right. Options may be exercised by payment in full of the exercise price in cash. Additionally, at the discretion of the Committee, options may be exercised, in whole or in part by the transfer of shares of the Company's common stock owned by the participant with a market value equal to the exercise price, or by withholding from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the exercise price, or by the assignment of the proceeds of a sale of some or all of the shares of common stock being acquired upon exercise of the option, or by any combination thereof.

     The 1995 Plan provides for the issuance of SARs, which entitle the recipient to receive an amount equivalent to the difference between the fair market value of the Company's stock on the date of grant and the date of exercise. SARs may be granted in tandem with stock options or as a "freestanding" right not in tandem with an option. The exercise of SARs granted in tandem with options would require the surrender of the related options. Any amount payable upon exercise of SARs may be paid in cash, in shares of common stock, or a combination of cash and shares, as determined by the Committee.

     The 1995 Plan also provides for the issuance of restricted stock ("Restricted Stock") upon such terms and conditions as the Committee specifies. For participants it determines are eligible to receive Restricted

Stock, the Committee specifies a restricted period and vesting schedule, according to which ownership of the Restricted Stock will vest in the recipient. Prior to the expiration of the restricted period, recipients of Restricted Stock have limits placed on their ownership and related rights in Restricted Stock which may include the deferral of dividends or other limitations. Unless otherwise agreed upon by the Committee and the recipient, holders of Restricted Stock have the right to vote the restricted shares prior to the expiration of the restricted period. Except to the extent otherwise provided by the Committee, if the recipient of Restricted Stock shall cease to be continuously employed by the Company during the restricted period, the recipient's rights to Restricted Stock not yet vested will be forfeited.

     Performance awards made pursuant to the 1995 Plan entitle the recipient to receive future payments of cash or distributions of shares of common stock upon the achievement of pre-established performance goals. Performance goals are established by the Committee. Performance awards may be granted in conjunction with or separate from stock options granted under the 1995 Plan.

     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that, upon the grant or exercise thereof, the holder will receive shares of common stock, cash, or any combination thereof, as the Committee shall determine.

     No award granted under the 1995 Plan may be assigned or transferred by the individual to whom it is granted, otherwise than by will or by laws of descent and distribution. Each award is exercisable, during such individual's lifetime, only by such individual and during the term of his or her employment with the Company.

     If any shares of common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the deliver of shares or other consideration, the shares previously used for such awards are available for future awards under the 1995 Plan. No person may be granted any award or awards, the value of which awards are based solely on an increase in the value of Company common stock after the date of grant of such awards, for more than 100,000 shares of Company common stock, in the aggregate, in any calendar year.

     The 1995 Plan continues in effect through August 7, 2005, ten years from the effective date of the 1995 Plan, unless earlier terminated by the Board of Directors. The Board of Directors generally may amend, suspend or terminate the 1995 Plan or any portion thereof at any time. No amendment may be made without the consent of shareholders where such amendment would (i) increase the aggregate number of shares with respect to which awards may be made under the 1995 Plan; (ii) change the class of persons eligible to participate in the 1995 Plan; or (iii) materially increase the benefits accruing to participants under the 1995 Plan. In addition, shareholder approval must be obtained for any change that (i) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange applicable to the Company; or (ii) requires the approval of the Company's shareholders under the Internal Revenue Code in order to permit Incentive Stock Options to be granted under the 1995 Plan. No amendment, suspension or termination of the 1995 Plan by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

     Under the Internal Revenue Code, as presently in effect, the following principal federal tax consequences generally will result under the 1995 Plans:

          1. The recipient of a stock option or SAR will not be deemed to receive any income for federal tax purposes at the time an option or SAR is granted, nor will the Company be entitled to a tax deduction at that time.

          2. In the case of Incentive Stock Options, there is no tax liability to the recipient at time of exercise (excluding potential alternative minimum tax consequences). Generally, the recipient will at the time of sale be taxed on any gain, measured as the difference between the option price on the date of grant and the sale price. If the sale price is less than the option price, the difference will be treated as a capital loss.

          3. In the case of an exercise of a Nonqualified Stock Option, recipients generally will be deemed to have received ordinary income in an amount equal to the difference between the option price and market price of the shares on the exercise date. Upon a sale of stock acquired pursuant to a Nonqualified Stock Option, any difference between the sale price and the market value of the stock when the option was exercised will be treated as capital gain or capital loss.

          4. In the case of an exercise of SARs, the recipient will be deemed to have received ordinary income on the exercise date in an amount equal to any cash and/or the market value of unrestricted shares received.

          5. A recipient of Restricted Stock normally will not recognize taxable income at the time the stock is granted, unless the recipient's rights to part or all of the stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse. The amount of such ordinary income will be equal to the market value of the stock (in excess of any amount paid by the recipient) at the time of the lapse. However, the recipient may elect pursuant to section 83(b) of the Internal Revenue Code to recognize ordinary income in an amount equal to the market value of the Restricted Stock (in excess of any amount paid by the recipient) at the time the stock is granted. Any subsequent change in the value of the Restricted Stock would then be treated as capital gain or loss if and when the stock is sold. The Company will be allowed a deduction when and as the value of the Restricted Stock is treated as ordinary income to the recipient.

          6. Upon the exercise of a Nonqualified Stock Option or SAR or the vesting of Restricted Stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient. No income tax deduction will be allowed the Company as a result of the exercise of an Incentive Stock Option. However, if shares acquired pursuant to the exercise of an Incentive Stock Option are disposed of before the later of one year from the date of exercise and two years from the date of grant, the Company will be allowed an income tax deduction equal to the ordinary income recognized by the recipient as a result of the premature sale.

     The income tax consequences set forth above are a summary only, and are based upon laws currently in effect. The tax consequences may be different in particular circumstances.

     All shares represented by proxies that have been properly executed and returned will be voted in favor of the proposed amendment to the Norstan, Inc. 1995 Long-Term Incentive Plan, unless other instructions are indicated thereon. Approval of the proposed amendment to the Norstan, Inc. 1995 Long-Term Incentive Plan requires the affirmation vote of a majority of the shares of the Company's common stock present in person or by proxy at the 1998 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT OF NORSTAN, INC. 1995 LONG-TERM INCENTIVE PLAN.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as independent public accountants to audit the books, records and accounts of the Company for the fiscal year ending April 30, 1999. The firm also audited the books, records and accounts of the Company for the fiscal year ended April 30, 1981 and for each fiscal year thereafter.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

     All shares represented by proxies that have been properly executed and returned will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy at the 1998 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                           PROPOSALS OF SHAREHOLDERS

     Any proposal of a shareholder of the Company intended to be presented at the Annual Meeting of shareholders in 1999 must be received at the Company's office on or before April 27, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

     On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised that the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 1999 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal which the shareholder has not previously sought to include in the Company's proxy statement by July 11, 1999, the management proxies will be allowed to use their discretionary authority as outlined above.

                         COMPLIANCE WITH SECTION 16(A)

     The Company's directors, its executive officers, and any persons holding more than 10% of the Company's total issued and outstanding shares of common stock are required to file reports concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that the filing requirements for the last fiscal year were satisfied and that all required forms were timely filed except that Messrs. Cohen and Richard each filed one late Form 4 covering a single transaction. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10 percent of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended April 30, 1998, including financial statements, is being sent to shareholders of record as of the close of business on July 31, 1998 together with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended April 30, 1998 as filed with the Commission to any shareholder who submits a written request to the Company's offices, Attention: Investor Relations, Norstan, Inc., 605 North Highway 169, Plymouth, MN 55441. The Company's Annual Report is also available on the World Wide Web at the following address: www.norstan.com.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ NEIL I. SELL
                                          NEIL I. SELL, Secretary

August 21, 1998

                                                                       EXHIBIT A

                                 NORSTAN, INC.

                         1995 LONG-TERM INCENTIVE PLAN

                           AS AMENDED JANUARY 1, 1998

SECTION 1. PURPOSE; EFFECT ON PRIOR PLANS.

     (a) Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

     (b) Effect on Prior Plans. From and after the date on which the Company's stockholders approve this Plan, no stock options, restricted stock awards, stock appreciation rights, performance awards or other awards shall be granted or awarded under the Company's 1986 Long-Term Incentive Plan, as amended ("1986 Plan"). All outstanding stock options, restricted stock awards, stock appreciation rights and performance awards granted under the 1986 Plan prior to the date on which the Company's stockholders approve this Plan shall continue and remain outstanding in accordance with the terms thereof.

SECTION 2. DEFINITIONS.

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, or Other Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) "Code" shall mean the internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3.

     (f) "Company" shall mean NORSTAN, INC., a Minnesota corporation, and any successor corporation.

     (g) "Eligible Person" shall mean any employee, or any consultant or advisor providing bonafide services to the Company or any Affiliate who the Committee determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall not be an Eligible Person.

     (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (i) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (j) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (l) "Other (Stock-Based) Award" shall mean any right granted under Section 6(f) of the Plan.

     (m) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     (n) "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

     (o) "Plan" shall mean this 1995 Long-Term Incentive Plan, as amended from time to time.

     (p) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

     (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     (r) "Shares" shall mean shares of Common Stock, $.10 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (s) "Stock Appreciation Right" shall mean any right granted under Section 6(e) of the Plan.

SECTION 3. ADMINISTRATION.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject of the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or other Awards; provided, however, that the Committee shall not have the authority to adjust or amend the exercise price of any Option, whether through amendment or cancellation grants of any additional Options; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate. The Board of Directors of the Company shall also have the authority in its discretion from time to time to administer the Plan by granting awards or taking any other action authorized or permitted to be taken by the Committee under the Plan.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares initially available for granting Awards under the Plan shall be 1,200,000. No more than 1,200,000 shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spinoff, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

     (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards, the value of which Awards are based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 100,000 Shares, in the aggregate, in any fiscal year of the Company. The foregoing limitation specifically includes the grant of any "performance-based" Awards within the meaning of Section 162(m) of the Code.

SECTION 5. ELIGIBILITY.

     Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii) Option Term. The term of each Option shall be fixed by the Committee but shall not exceed ten years from the date such option is granted.

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, withholding of Shares that would otherwise be issued, cashless exercise program of a broker or agent, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (b) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

         (i) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

         (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

         (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

     (c) Performance Awards. The committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares, other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

     (d) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, withholding of Shares that would otherwise be issued, cashless exercise program of a broker or agent, or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

     (f) General

         (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

         (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

         (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

         (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

         (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

         (vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 7. AMENDMENT AND TERMINATION; ADJUSTMENTS.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

          (ii) would violate the rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company; or

          (iii) would cause the Company to be unable, under the Code, to grant incentive Stock Options under the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. CHANGE IN CONTROL.

     In case of a "Change in Control" (as such term is hereinafter defined), each Participant shall be fully vested (as of the date of the Change in Control) in all shares of Restricted Stock, Performance Awards, Stock Appreciation Rights, Options and Other Awards granted or awarded under this Plan and any and all restrictions or performance requirements on the issuance, exercise or sale of said grants, awards, shares or rights under said Restricted Stock awards, Stock Performance Awards, Stock Appreciation Rights, Options and Other Awards shall be waived or removed as of the date of the Change in Control. For purposes of this Plan, a Change in Control shall be deemed to occur when and if:

     (a) any Person (meaning any individual, firm, Corporation, partnership, trust or other entity, and includes a "group" (as that term is used in Sections 13(d) and 14(d) of the Act), but excludes Continuing Directors (as defined below) and benefit plans sponsored by the Company):

          (i) makes a tender or exchange offer for any shares of the Company's outstanding voting securities at any point in time (the "Company Stock") pursuant to which any shares of the Company's Stock are purchased; or

          (ii) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least 20% of Company's Stock; or

     (b) the stockholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another unaffiliated corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company; or

     (c) a majority of the members of the Board become individuals other than Continuing Directors (as defined below).

     A "Continuing Director" means: (a) any member of the Board as of June 8, 1995, and (b) any other member of the Board, from time to time, who was (i) nominated for election by the Board, or (ii) appointed by the Board to fill a vacancy on the Board or to fill a newly-created directorship, in each case excluding any individual nominated or appointed (y) at a Board meeting at which the majority of directors present are not

Continuing Directors or (z) by unanimous written action of the Board unless a majority of the directors taking such action are Continuing Directors.

     (d) Notwithstanding the foregoing provisions of Section 8, the Committee may impose such additional restrictions, limitations or requirements as it deems appropriate on the vesting of any Award in the event of a Change in Control before such Award shall be deemed to be fully vested. In the event that no such additional restrictions, limitations or requirements on the vesting of any Award in the event of a Change in Control are imposed in the Award Agreement, the Change in Control provisions set forth in the preceding paragraphs of this
Section 8 shall govern such Award.

SECTION 9. INCOME TAX WITHHOLDING.

     In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

SECTION 10. GENERAL PROVISIONS.

     (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a

Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any AffIliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. SECTION 16(B) COMPLIANCE.

     The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other participants.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

     The Plan shall be effective as of August 8, 1995, subject to approval by the shareholders of the Company within one year thereafter.

SECTION 13. TERM OF THE PLAN.

     Awards shall only be granted under the Plan during a ten-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such ten-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

                                 NORSTAN, INC.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 24, 1998

        The undersigned, a shareholder of Norstan, Inc. (the "Company"), hereby appoints Paul Baszucki and David R. Richard, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Norstan, Inc. to be held at the corporate offices of the Company located at 605 North Highway 169, Plymouth, Minnesota, on Thursday, September 24, 1998, at 2:00 p.m., and any adjournments or postponements thereof, upon matters set forth below, with all the powers which the undersigned would possess if personally present:

     1.   ELECTION OF      [ ] FOR all nominees (except as marked   [ ] WITHHOLD AUTHORITY
          DIRECTORS:           to the contrary below)                   to vote for all nominees listed below

     Nominees for directorships, each for a one-year term:
                                PAUL BASZUCKI, DAVID R. RICHARD, RICHARD COHEN, CONSTANCE M. LEVI,
                                    GERALD D. PINT, DR. JAGDISH N. SHETH and HERBERT F. TRADER

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

     2. APPROVAL OF AMENDMENT TO THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF
        COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,200,000 SHARES.
                                     [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

     3. RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1999.
                                     [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

     4. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSALS TO AMEND THE COMPANY'S 1995 LONG-TERM INCENTIVE
     PLAN, TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
     APRIL 30, 1999, AND FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

          (Continued, and TO BE DATED AND SIGNED on the reverse side)

                          (continued from other side)



         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the proposal to amend the Company's 1995 Long-Term Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,200,000 shares, and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending April 30, 1999, and FOR the election of all nominees to the Board of Directors.

                                             Dated                       , 1998
                                                   ----------------------

                                             ----------------------------------

                                             ----------------------------------
                                             (SHAREHOLDER MUST SIGN EXACTLY
                                             AS THE NAME APPEARS AT LEFT. WHEN
                                             SIGNED AS A CORPORATE OFFICER,
                                             EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                             GUARDIAN, ETC., PLEASE GIVE FULL
                                             TITLE AS SUCH. BOTH JOINT TENANTS
                                             MUST SIGN.)